Exhibit 10.6

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”), dated as of April 13, 2006, is made by Protein Polymer Technologies, Inc., a Delaware corporation (“Debtor”) in favor of Matthew J. Szulik (“Secured Party”), with reference to the following:

RECITALS

WHEREAS, Debtor has executed and delivered to Secured Party that certain 8% Secured Promissory Note (the “Note”) and the Security Agreement of even date herewith (the “Security Agreement”), both of even date herewith, pursuant to which Debtor has loaned $1,000,000 to Secured Party and granted to Secured Party security interests in the Collateral (as defined therein) including the Patents (as defined therein); and

WHEREAS, pursuant to the Security Agreement, Debtor has agreed to execute and deliver this Agreement to Secured Party.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, Debtor hereby agrees in favor of Secured Party as follows:

1.             Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Note and/or the Security Agreement.

2.             Grant of Security Interest. As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a continuing security interest in all of Debtor’s right, title and interest in, to and under the Patents listed on Schedule A hereto (collectively, the “Patent Collateral”)

(a)           Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Patent Collateral, which shall remain in effect until terminated in accordance with Section 9.

(b)           Incorporation into Security Agreement. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Secured Party pursuant to the Security Agreement. Debtor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

3.             Further Assurances; Appointment of Secured Party as Attorney-in-Fact. Debtor at its expense shall execute and deliver, or cause to be executed and delivered, to Secured Party any and all documents and instruments, in form and substance reasonably satisfactory to Secured Party, and take any and all action, which Secured Party may reasonably request from time to time, (a) to perfect and continue perfected, maintain the priority of or provide notice of

Secured Party’s security interest in the Patent Collateral, (b) to maintain, preserve, and protect the Patent Collateral, and (c) to accomplish the purposes of this Agreement. Secured Party shall have the right, in the name of Debtor, or in the name of Secured Party or otherwise, without notice to or assent by Debtor, and Debtor hereby irrevocably constitutes and appoints Secured Party as Debtor’s true and lawful attorney-in-fact with full power and authority during the term of this Agreement, (i) to sign the name of Debtor on all or any of such documents or instruments and perform all other acts that Secured Party reasonably requests in order to perfect or continue perfected, maintain the priority or enforceability of or provide notice of Secured Party’s security interest in, the Patent Collateral, and (ii) to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of Debtor, which Secured Party may reasonably request to maintain, preserve and protect the Patent Collateral and to accomplish the purposes of this Agreement, including (A) upon the occurrence of an Event of Default, to defend, settle, adjust or institute any action, suit or proceeding with respect to the Patent Collateral, (B) upon the occurrence of an Event of Default, to assert or retain any rights under any license agreement for any of the Patent Collateral, including any rights of Debtor arising under Section 365(n) of the Bankruptcy Code, and (C) upon the occurrence and during the continuance of an Event of Default, to execute any and all applications, documents, papers and instruments for Secured Party to use the Patent Collateral, to grant or issue any exclusive or non-exclusive license with respect to any Patent Collateral, and to assign, convey or otherwise transfer title in or dispose of the Patent Collateral. The power of attorney set forth in this Section 3, being coupled with an interest, is irrevocable so long as this Agreement shall not have terminated in accordance with Section 9.

4.            Events of Default. The occurrence of any “Event of Default” under the Note and/or the Security Agreement shall constitute an Event of Default hereunder.

5.            Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor and Secured Party and their respective successors and assigns.

6.            Notices. Unless otherwise specifically provided in this Agreement, any notice or other communication relating to this Agreement shall be made in accordance with the Security Agreement.

7.            Entire Agreement; Amendment. This Agreement and the Security Agreement, together with the Schedules hereto and thereto, contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior drafts and communications relating to such subject matter. Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties.

8.            Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9.            Termination. In the event that the Obligations are paid in full in accordance with the terms of the Note and this Agreement and no Event of Default has occurred, this Agreement shall automatically terminate, and Secured Party shall execute and deliver such documents and instruments and take such further action reasonably requested by Debtor, at Debtor’s expense, as shall be necessary to evidence termination of the security interest granted by Debtor to Secured Party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

Protein Polymer Technologies, Inc., Debtor a Delaware corporation By: /s/ Willaim N. Plamondon III Name: Willaim N. Plamondon III Title: Chief Executive Officer

Taurus Advisory Group, LLC, as agent for, Matthew J. Szulik, Secured Party, By:/s/ James Tagliaferri Name: /s/ James Tagliaferri Title: Managing Director

SCHEDULE A

Patents of Debtor